As filed with the Securities and Exchange Commission on March 13, 2026

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ERNEXA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1103425
(State of incorporation)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanjeev Luther

President and Chief Executive Officer

Ernexa Therapeutics Inc.

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Lawrence Metelitsa, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

● a base prospectus covering the potential offering, issuance, and sale by us of up to $50 million of our common stock, preferred stock, debt securities, warrants, rights, and units; and

● a sales agreement prospectus supplement covering the potential offering, issuance, and sale by us of shares of our common stock having a maximum aggregate offering price of up to $9,248,276 that may be issued and sold under the sales agreement (the “Sales Agreement”) dated March 13, 2026 with Brookline Capital Markets, a division of Arcadia Securities, LLC, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement, which specifies the terms of our common stock to be sold under the Sales Agreement, immediately follows the base prospectus. The common stock that may be offered, issued, and sold under the sales agreement prospectus supplement is included in the $50 million of securities that may be offered, issued, and sold under the base prospectus. Upon termination of the Sales Agreement, any portion of the $9,248,276 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and corresponding prospectus supplements, and if no shares are sold under the Sales Agreement, the full $50 million of securities may be sold in other offerings pursuant to the base prospectus and corresponding prospectus supplements.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 13, 2026

Ernexa Therapeutics Inc.

$50,000,000

of

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $50 million in the aggregate of any combination of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The aggregate market value of our outstanding common stock held by non-affiliates is $27,744,830.12 based on 29,154,431 shares of outstanding common stock, of which 6,779,568 are held by affiliates, and a per share price of $1.24 based on the closing sale price of our common stock on February 2, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ERNA” and our Warrants (as defined herein) are listed on the Nasdaq Capital Market under the symbol “ERNAW.” On March 12, 2026, the last reported sale price for our common stock was $0.31 per share.

Investing in our securities involves substantial risk. Please read “Risk Factors” beginning on page 5 of this prospectus, any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“the SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. Before purchasing any securities, you should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should look to the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Ernexa,” or the “Company” refer to Ernexa Therapeutics Inc. and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“the Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (“the Exchange Act”). Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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SUMMARY

About Us—Business Overview

We are a preclinical-stage synthetic allogeneic iMSC therapy company. iMSCs are induced pluripotent stem cell (“iPSC”)-derived mesenchymal stem cells. We envision a future where cell therapies powered by synthetic iMSCs can offer new options for patients with limited treatment paths and our mission is to transform the treatment of cancer and autoimmune disease by developing scalable, affordable, off-the-shelf cell therapies that restore hope.

Our lead product candidate ERNA-101 is allogenic IL-7 and IL-15-secreting iMSCs. ERNA-101 capitalizes on the intrinsic tumor-homing ability of MSCs to slip through the tumor’s defenses and to deliver potent pro-inflammatory factors directly to the tumor microenvironment (“TME”), limiting systemic exposure and potential toxicity while potentially unleashing potent anti-cancer immune responses including enhancement of T-cell anti-tumor activity. Our initial focus is to develop ERNA-101 in platinum-resistant ovarian cancer. We collaborated with the University of Texas MD Anderson Cancer Center to investigate the ability of ERNA-101 to induce and modulate antitumor immunity in an ovarian cancer model. In preclinical study, ERNA-101 exhibited reduction of tumor growth and statistically significant survival advantage in the ovarian cancer model as compared to the control group. During the fourth quarter of 2025, we had a successful pre-Investigational New Drug (“IND”) meeting with the Food and Drug Administration (“FDA”), which resulted in regulatory alignment with our development approach. We expect to complete the Investigational New Drug (“IND”) enabling studies and IND submission in 2026 and to subsequently enter a Phase I investigator sponsored clinical trial in the second half of 2026.

We are also investigating anti-inflammatory cytokine (e.g. IL-10)-secreting iMSCs in autoimmune disorders like rheumatoid arthritis, which we refer to as ERNA-201. MSCs have an intrinsic ability to home to inflamed tissue and have been shown to dampen inflammation and drive healing through multiple secreted mediators and cell-cell interactions. We are investigating the ability of ERNA-201 to turbocharge these anti-inflammatory and regenerative effects.

We have also been accepted as one of only ten global companies for the Japan External Trade Organization acceleration program, which will allow us to receive expert-led mentoring and market-entry guidance focused on Japan’s regulatory, clinical and commercial landscape. The program also provides direct engagement opportunities with leading Japanese research and development organizations to explore potential collaborations across development, manufacturing and clinical execution.

Additionally, to expand our developmental opportunities and raise non-dilutive capital, we are actively seeking strategic partnerships to co-develop or out-license therapeutic assets and engage with potential collaborators, and we are currently applying for research grants, some of which will be used for research conducted at our Texas subsidiary, Ernexa TX2, Inc.

Corporate Information

Our principal executive offices are located at 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, and our phone number is (617) 798-6700. We maintain a website at www.ernexatx.com. Information contained on, or accessible through, our website is not a part of and is not incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part.

Recent Developments

On February 10, 2026, the Company issued and sold in a public offering (the “2026 Offering”) (i) 19,000,000 shares of common stock and accompanying warrants (the “Warrants”) to purchase 19,000,000 shares of common stock, at a combined offering price of $0.50 per share of common stock and accompanying Warrant and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,000,000 shares of common stock and accompanying Warrants to purchase 2,000,000 shares of common stock, at a combined offering price of $0.49 per Pre-Funded Warrant and accompanying Warrant, pursuant to a placement agency agreement (the “Placement Agency Agreement”) with Brookline Capital Markets, a division of Arcadia Securities, LLC (the “Placement Agent”), and securities purchase agreements with certain investors who purchased securities in the 2026 Offering.

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The Pre-Funded Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.01 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. On February 11, 2026 and February 18, 2026, the holder of the Pre-Funded Warrants exercised 1,313,000 and 687,000 million Pre-Funded Warrants, respectively, for a total exercise price of approximately $20,000. As of the date of this prospectus, there are no remaining Pre-Funded Warrants related to the 2026 Offering outstanding.

On February 6, 2026, the Warrants commenced trading on The Nasdaq Capital Market under the symbol “ERNAW.” The Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.68 per share, and expire on the earlier of (i) the five (5)-year anniversary of the original issuance date or (ii) the 180th calendar day following the public release by the Company of clinical trial data from the first cohort of the Phase 1 study of ERNA-101.

The securities were offered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-293150) (the “Registration Statement”), initially filed with the SEC under the Securities Act on February 3, 2026, and declared effective by the SEC on February 5, 2026.

Nasdaq Compliance

Nasdaq requires that listed companies satisfy certain continued listing requirements. Listing Rule 5550(a)(2) requires that listed companies maintain a minimum bid price of their common stock of at least $1.00 per share (the “Bid Price Rule”). Listing Rule 5550(b) requires that listed companies have: (1) stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Rule”; (2) a market value of listed securities (the “MVLS Rule”) of at least $35 million; or (3) net income from continuing operations of $500,000 in the company’s most recently completed fiscal year or in two of the three most recently completed fiscal years (the “Net Income Rule”).

Our stockholders’ equity at December 31, 2025 was approximately $2.4 million and we do not currently meet the MVLS Rule or the Net Income Rule. However, on February 10, 2026, we completed a public offering for the sale of our common stock and accompanying warrants for net proceeds of approximately $9.5 million. As a result, as of the date of this prospectus, our stockholders’ equity exceeds $2.5 million, as required under the Stockholders’ Equity Rule.

Since February 3, 2026, the closing bid price of our common stock has been trading below $1.00. Upon the 30th consecutive business day of trading below $1.00, we expect to receive a notice from Nasdaq informing us that we do not meet the Bid Price Rule. To regain compliance, we must maintain a closing bid price of at least $1.00 for a minimum of 10 consecutive business days.

Because we effected a reverse stock split within the last 12 months to regain compliance with the Bid Price Rule, Nasdaq rules provide that if our common stock fails to meet the minimum bid price requirement within one year following that reverse stock split, we would not be eligible for any compliance period under Nasdaq Listing Rule 5810(c)(3)(A). In such event, Nasdaq would issue a Staff Delisting Determination with respect to our common stock, which we could appeal to a Nasdaq hearings panel in accordance with applicable Nasdaq rules.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our most recent annual report on Form 10-K filed with the SEC, and as incorporated by reference in this prospectus, as well as contained in or incorporated by reference in any accompanying prospectus supplement, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.” All of these risk factors are incorporated herein in their entirety. However, the risks incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of selected provisions of our certificate of incorporation, bylaws and Delaware General Corporation Law, as amended (the “DGCL”), as in effect on the date of this prospectus relating to us and our capital stock. This summary does not purport to be complete. This discussion is subject to the relevant provisions of Delaware law and is qualified by reference to our certificate of incorporation, our bylaws and the provisions of Delaware law. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Common Stock

Our authorized capital stock consists of 150,000,000 shares of common stock (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.005 per share (the “preferred stock”). A total of 156,112 shares of preferred stock have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

On June 10, 2025, we filed a certificate of amendment to our Amended Certificate of Incorporation with the Secretary of State of Delaware to effect the Reverse Stock Split at a ratio of 1-for-15 effective at 12:01 a.m. Upon the effectiveness of the Reverse Stock Split, every fifteen shares of the issued and outstanding Common Stock were automatically combined and reclassified into one issued and outstanding share of Common Stock. The Reverse Stock Split did not alter the par value of the Common Stock, and the number of authorized shares of Common Stock remains unchanged at 150,000,000. No fractional shares were issued in connection with the Reverse Stock Split, and no cash or other consideration was paid in connection with any fractional shares. Stockholders who otherwise would have held a fractional share after giving effect to the Reverse Stock Split instead owned one whole share of the post-reverse stock split Common Stock. We issued an aggregate of 153 shares for rounding up fractional shares to whole shares.

As of March 12, 2026, 29,154,431 shares of Common Stock were outstanding and 156,112 shares of Series A Preferred Stock were outstanding.

Common Stock

Authorized Shares of Common Stock. We currently have authorized 150,000,000 shares of Common Stock.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Votes may be cast in person or by proxy. Stockholders do not have cumulative voting rights with respect to election of directors.

Dividends

The holders of Series A Preferred Stock are entitled to receive cumulative dividends of $0.10 per share per annum, payable semiannually in equal installments of $0.05 per share on June 1 and December 1 of each year. After the requirements with respect to the preferential dividends of the preferred stock have been met, holders of Common Stock are entitled to receive proportionately any dividends as may be declared and paid on Common Stock from funds lawfully available therefor as and when determined by the board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Dissolution

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

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Other Rights

Holders of Common Stock have no preemptive, subscription, redemption or conversion rights and there are no sinking fund provisions with respect to our Common Stock. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock. All of the shares of the Common Stock currently issued and outstanding are fully-paid and nonassessable.

Series A Preferred Stock

Authorized Shares of Series A Preferred Stock. We currently have authorized 156,112 shares of Series A Preferred Stock.

Voting. The Series A Preferred Stock has no voting rights.

Dividends

The holders of Series A Preferred Stock are entitled to receive cumulative dividends of $0.10 per share per annum, payable semiannually in equal installments of $0.05 per share on June 1 and December 1 of each year.

Liquidation

The Series A Preferred Stock has a $1.00 per share liquidation preference over the Company’s Common Stock. The holder of shares of Series A Preferred Stock has the right at any time to convert such shares into that number of shares of Common Stock that equals the number of shares of Series A Preferred Stock divided by the conversion rate. At December 31, 2024, after giving effect to the Reverse Stock Split, the conversion rate was 75.9225 and, based on that conversion rate, one share of Series A Preferred Stock would have converted into approximately 0.0137 shares of Common Stock, and all the outstanding shares of the Series A Preferred Stock would have converted into approximately 2,056 shares of Common Stock in the aggregate.

Other Rights

There is no mandatory conversion term, date or any redemption features associated with the Series A Preferred Stock. The conversion rate will adjust under the following circumstances:

1. If the Company (a) pays a dividend or makes a distribution in shares of its Common Stock, (b) subdivides its outstanding shares of Common Stock into a greater number of shares, (c) combines its outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of its shares of Common Stock any shares of its Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), then the conversion rate in effect immediately prior to the applicable event will be adjusted so that the holders of the Series A Preferred Stock will be entitled to receive the number of shares of Common Stock which they would have owned or have been entitled to receive immediately following the happening of the event, had the Series A Preferred Stock been converted immediately prior to the record or effective date of the applicable event.

2. If the outstanding shares of the Company’s Common Stock are reclassified (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or if the Company consolidates with or merge into another corporation and the Company is not the surviving entity, or if the Company sells all or substantially all of its property, assets, business and goodwill, then the holders of the Series A Preferred Stock will thereafter be entitled upon conversion to the kind and amount of shares of stock or other equity securities, or other property or assets which would have been receivable by such holders upon such reclassification, consolidation, merger or sale, if the Series A Preferred Stock had been converted immediately prior thereto.

3. If the Company issues Common Stock without consideration or for a consideration per share less than the then applicable Equivalent Preference Amount (as defined below), then the Equivalent Preference Amount will immediately be reduced to the amount determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Equivalent Preference Amount in effect immediately prior to such issuance and (2) the consideration, if any, received by the Company upon such issuance, by (B) the total number of shares of Common Stock outstanding immediately after such issuance. The “Equivalent Preference Amount” is the value that results when the liquidation preference of one share of Series A Preferred Stock (which is $1.00) is multiplied by the conversion rate in effect at that time; thus the conversion rate applicable after the adjustment in the Equivalent Preference Amount as described herein will be the figure that results when the adjusted Equivalent Preference Amount is divided by the liquidation preference of one share of Series A Preferred Stock.

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Warrants

As of March 12, 2026, 21 million Warrants that we issued in the 2026 Offering remained outstanding, each of which has an exercise price per share equal to $0.68 and will expire on the earlier of (i) the five (5)-year anniversary of the original issuance date or (ii) the 180th calendar day following the public release by the Company of clinical trial data from the first cohort of the Phase 1 study of ERNA-101. The Warrants that we issued in the 2026 Offering are listed on Nasdaq under the symbol “ERNAW.”

Other than the Warrants issued in the 2026 Offering, there were a total of 32,301 of our warrants outstanding as of March 12, 2026, of which (1) 22,858 warrants have an exercise price of $572.98 per share and will expire on September 9, 2027, and (2) 9,443 warrants have an exercise price of $21.45 per share and will expire on June 2, 2028.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware General Corporation Law may have Anti-Takeover Effects

Our certificate of incorporation and bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and are designed in part to encourage persons seeking to acquire control of us to first negotiate with the board of directors.

Number of Directors; Vacancies

Our certificate of incorporation provides that the number of directors is established by the board of directors, which may delay the ability of stockholders to change the composition of a majority of the board. The board has the exclusive right to elect a director to fill any vacancy or newly created directorship.

Removal of Directors

A director may be removed only by the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of such holders or by any consent in writing by such holders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by the board of directors. These provisions may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

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Delaware Business Combination Statute

We are a Delaware corporation subject to Section 203 of the DGCL. Under Section 203, certain “business combinations” between a Delaware corporation whose stock is listed on a national securities exchange or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

● the corporation has elected in its certificate of incorporation not to be governed by Section 203;

● the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the date of the business combination or the date such stockholder became an interested stockholder, as applicable;

● upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the “voting stock” (as defined in Section 203) of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

● the business combination is approved by the board of directors and by the stockholders (acting at a meeting and not by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not “owned” (as defined in Section 203) by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock, or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Certificate of Incorporation or Bylaws

Any provision of our certificate of incorporation may be amended, altered, changed or repealed in any manner prescribed by law; provided, that (a) the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, or repeal, or adopt any provision inconsistent with Article X of the certificate of incorporation, which contains the requirement that special meetings be called only by the board of directors, and (b) Article XI of the certificate of incorporation, provides that, subject to certain exceptions, no purchase by or from any Controlling Person (as defined below) of shares of our stock owned by such Controlling Person shall be made at a price exceeding the average price paid by such Controlling Person for all shares of our stock acquired by such Controlling Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of our stock entitled to vote held by Disinterested Stockholders (as defined below), may not be amended without the affirmative vote of not less than a majority of the our stock entitled to vote thereon, provided that if, at the time of such vote, there shall be one or more Controlling Persons, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than a majority of the voting power of the shares of our stock entitled to vote thereon held by Disinterested Stockholders. “Controlling Person” means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding our securities) which either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 10% of the voting power of stock, and such term also includes any corporation, partnership, trust, association or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, other organization or entity. “Disinterested Stockholders” means those holders of stock entitled to vote on any matter, none of which is a Controlling Person.

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Our board of directors may, by majority vote, amend or repeal our bylaws and may adopt new bylaws. Our stockholders may not adopt, amend, or repeal our bylaws or adopt new bylaws except by the vote or written consent of at least 66-2/3% of the voting power of our company.

Exclusive Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, a state court located in the State of Delaware (or if no state court has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to our company or stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or amended and restated bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine. Although our bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing on the Nasdaq Capital Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ERNA” and our Warrants are listed on the Nasdaq Capital Market under the symbol “ERNAW.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

● the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

● any limit on the aggregate principal amount of the debt securities;

● whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

● whether the debt securities will be secured or unsecured;

● if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

● the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

● the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

● the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

● whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

● if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

● any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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● the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

● the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

● whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

● if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

● whether the debt securities may be issuable in tranches;

● the obligations, if any, we may have to permit the conversion or exchange of the debt securities into Common Stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

● if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

● any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

● any deletions from, modifications of or additions to the covenants with respect to the debt securities;

● if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

● whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

● whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

● whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

● the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

● any other material terms or conditions upon which the debt securities will be issued.

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Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of Common Stock or preferred stock in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

● the offering price and aggregate number of warrants offered;

● the currency for which the warrants may be purchased;

● if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

● if applicable, the date on and after which the warrants and the related securities will be separately transferable;

● in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

● the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

● the terms of any rights to redeem or call the warrants;

● any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

● the dates on which the right to exercise the warrants will commence and expire;

● the manner in which the warrant agreement and warrants may be modified;

● certain United States federal income tax consequences of holding or exercising the warrants;

● the terms of the securities issuable upon exercise of the warrants; and

● any other specific material terms, preferences, rights, or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holders will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holders will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our Common Stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, Common Stock, warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

● the date of determining the stockholders entitled to the rights distribution;

● the aggregate number of shares of Common Stock, preferred stock, or other securities purchasable upon exercise of the rights;

● the exercise price;

● the aggregate number of rights issued;

● whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

● the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

● the method by which holders of rights will be entitled to exercise;

● the conditions to the completion of the offering;

● the withdrawal, termination, and cancellation rights;

● whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

● whether stockholders are entitled to oversubscription rights;

● any U.S. federal income tax considerations; and

● any other terms of the rights, including terms, procedures, and limitations relating to the distribution, exchange, and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

● the title of the series of units;

● identification and description of the separate constituent securities comprising the units;

● the price or prices at which the units will be issued;

● the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

● a discussion of certain United States federal income tax considerations applicable to the units; and

● any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these or other methods permitted by applicable law, and through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities may be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange and will have no established trading market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2025 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Haskell & White LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements as of December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the offer and sale of the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our securities offered hereby, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at www.ernexatx.com the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at www.ernexatx.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	Our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026;

●	Our current reports on Form 8-K filed with the SEC on February 11, 2026; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on November 18, 2021, and any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address: Ernexa Therapeutics Inc, 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141, (617) 798-6700.

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The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 13, 2026.

PROSPECTUS SUPPLEMENT

ERNEXA THERAPEUTICS INC.

Up to $9,248,276 of Shares of Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Brookline Capital Markets, a division of Arcadia Securities, LLC (the “Sales Agent” or “Brookline”), pursuant to which we may, from time to time, issue and sell shares of our common stock, $0.005 par value per share (the “Common Stock”), covered by this prospectus supplement and accompanying base prospectus from time to time through the Sales Agent, acting as our agent.

An At-the-Market (“ATM”) program will allow us to raise capital by selling shares of Common Stock in open market transactions at our discretion. Unlike in underwritten public offerings, sales under ATM programs are not marketed, they are made at prevailing market prices, and they are generally less dilutive to stockholders than marketed offerings that generate the same net proceeds because (i) they are typically less expensive to transact than marketed offerings and (ii) they can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our Board of Directors (the “Board”) has concluded that, at this time, it is in our best interest to have an ATM program available and to be used at our discretion for capital raising, since it enables us to determine the timing, quantity, and pricing of sales. Under the Sales Agreement, we will not be obligated to sell any shares, but we may issue and sell shares of Common Stock having an aggregate gross sales price of up to $9,248,276 through the Sales Agent.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ERNA” and our Warrants (as defined herein) are listed on the Nasdaq under the symbol “ERNAW.” On March 12, 2026, the last reported sale price for our common stock was $0.31 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $27,744,830.12 based on 29,154,431 shares of outstanding common stock, of which 6,779,568 are held by affiliates, and a per share price of $1.24 based on the closing sale price of our common stock on February 2, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

Shares of Common Stock covered by this prospectus supplement may be sold by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, the Sales Agent may also sell shares of our Common Stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or by any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of shares of our Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities but, when it receives a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The compensation payable to the Sales Agent for sales of Common Stock sold pursuant to the Sales Agreement will be 2.75% of the gross proceeds of the sales price of Common Stock sold, in addition to reimbursement of certain expenses. See “Plan of Distribution.” We anticipate no other commissions or material expenses for sales under the Sales Agreement. The orders will be executed at price limits imposed by us.

Even though this prospectus supplement does not relate to a marketed offering of Common Stock, in connection with the sale of Common Stock under the Sales Agreement, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-11 of this prospectus supplement.

Investing in our Common Stock involves substantial risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Brookline Capital Markets

a division of Arcadia Securities, LLC

The date of this prospectus supplement is             , 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process on March 13, 2026. Under the shelf registration process, we may offer shares of Common Stock from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $9,248,276 under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in the Common Stock.

This prospectus supplement describes the specific terms of the Common Stock we are offering and also adds to, and updates information contained in the base prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the base prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Sales Agent has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus supplement or the base prospectus. We and the Sales Agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of the Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read the base prospectus, this prospectus supplement, and the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information; Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to the offering of the Common Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus supplement and unless otherwise indicated, the terms “we,” “us,” “our,” “Ernexa,” or the “Company” refer to Ernexa Therapeutics Inc. and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus supplement and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus supplement under “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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SUMMARY

About Us—Business Overview

We are a preclinical-stage synthetic allogeneic iMSC therapy company. iMSCs are induced pluripotent stem cell (“iPSC”)-derived mesenchymal stem cells. We envision a future where cell therapies powered by synthetic iMSCs can offer new options for patients with limited treatment paths and our mission is to transform the treatment of cancer and autoimmune disease by developing scalable, affordable, off-the-shelf cell therapies that restore hope.

Our lead product candidate ERNA-101 is allogenic IL-7 and IL-15-secreting iMSCs. ERNA-101 capitalizes on the intrinsic tumor-homing ability of MSCs to slip through the tumor’s defenses and to deliver potent pro-inflammatory factors directly to the tumor microenvironment (“TME”), limiting systemic exposure and potential toxicity while potentially unleashing potent anti-cancer immune responses including enhancement of T-cell anti-tumor activity. Our initial focus is to develop ERNA-101 in platinum-resistant ovarian cancer. We collaborated with the University of Texas MD Anderson Cancer Center to investigate the ability of ERNA-101 to induce and modulate antitumor immunity in an ovarian cancer model. In preclinical study, ERNA-101 exhibited reduction of tumor growth and statistically significant survival advantage in the ovarian cancer model as compared to the control group. During the fourth quarter of 2025, we had a successful pre-Investigational New Drug (“IND”) meeting with the Food and Drug Administration (“FDA”), which resulted in regulatory alignment with our development approach. We expect to complete the Investigational New Drug (“IND”) enabling studies and IND submission in 2026 and to subsequently enter a Phase I investigator sponsored clinical trial in the second half of 2026.

We are also investigating anti-inflammatory cytokine (e.g. IL-10)-secreting iMSCs in autoimmune disorders like rheumatoid arthritis, which we refer to as ERNA-201. MSCs have an intrinsic ability to home to inflamed tissue and have been shown to dampen inflammation and drive healing through multiple secreted mediators and cell-cell interactions. We are investigating the ability of ERNA-201 to turbocharge these anti-inflammatory and regenerative effects.

We have also been accepted as one of only ten global companies for the Japan External Trade Organization acceleration program, which will allow us to receive expert-led mentoring and market-entry guidance focused on Japan’s regulatory, clinical and commercial landscape. The program also provides direct engagement opportunities with leading Japanese research and development organizations to explore potential collaborations across development, manufacturing and clinical execution.

Additionally, to expand our developmental opportunities and raise non-dilutive capital, we are actively seeking strategic partnerships to co-develop or out-license therapeutic assets and engage with potential collaborators, and we are currently applying for research grants, some of which will be used for research conducted at our Texas subsidiary, Ernexa TX2, Inc.

Corporate Information

Our principal executive offices are located at 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, and our phone number is (617) 798-6700. We maintain a website at www.ernexatx.com. Information contained on, or accessible through, our website is not a part of and is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Recent Developments

February 2026 Public Offering

On February 10, 2026, the Company issued and sold in a public offering (the “2026 Offering”) (i) 19,000,000 shares of Common Stock and accompanying warrants (the “Warrants”) to purchase 19,000,000 shares of Common Stock, at a combined offering price of $0.50 per share of Common Stock and accompanying Warrant and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,000,000 shares of Common Stock and accompanying Warrants to purchase 2,000,000 shares of Common Stock, at a combined offering price of $0.49 per Pre-Funded Warrant and accompanying Warrant, pursuant to a placement agency agreement (the “Placement Agency Agreement”) with Brookline Capital Markets, a division of Arcadia Securities, LLC (the “Placement Agent”), and securities purchase agreements with certain investors who purchased securities in the 2026 Offering.

S-3

The Pre-Funded Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.01 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. On February 11, 2026 and February 18, 2026, the holder of the Pre-Funded Warrants exercised 1,313,000 and 687,000 million Pre-Funded Warrants, respectively, for a total exercise price of approximately $20,000. As of the date of this prospectus supplement, there are no remaining Pre-Funded Warrants related to the 2026 Offering outstanding.

On February 6, 2026, the Warrants commenced trading on The Nasdaq Capital Market under the symbol “ERNAW.” The Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.68 per share, and expire on the earlier of (i) the five (5)-year anniversary of the original issuance date or (ii) the 180th calendar day following the public release by the Company of clinical trial data from the first cohort of the Phase 1 study of ERNA-101.

The securities were offered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-293150) (the “Registration Statement”), initially filed with the SEC under the Securities Act on February 3, 2026, and declared effective by the SEC on February 5, 2026.

Nasdaq Compliance

Nasdaq requires that listed companies satisfy certain continued listing requirements. Listing Rule 5550(a)(2) requires that listed companies maintain a minimum bid price of their Common Stock of at least $1.00 per share (the “Bid Price Rule”). Listing Rule 5550(b) requires that listed companies have: (1) stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Rule”; (2) a market value of listed securities (the “MVLS Rule”) of at least $35 million; or (3) net income from continuing operations of $500,000 in the company’s most recently completed fiscal year or in two of the three most recently completed fiscal years (the “Net Income Rule”).

Our stockholders’ equity at December 31, 2025 was approximately $2.4 million and we do not currently meet the MVLS Rule or the Net Income Rule. However, on February 10, 2026, we completed a public offering for the sale of our Common Stock and accompanying warrants for net proceeds of approximately $9.5 million. As a result, as of the date of this prospectus supplement, our stockholders’ equity exceeds $2.5 million, as required under the Stockholders’ Equity Rule.

Since February 3, 2026, the closing bid price of our Common Stock has been trading below $1.00. Upon the 30th consecutive business day of trading below $1.00, we expect to receive a notice from Nasdaq informing us that we do not meet the Bid Price Rule. To regain compliance, we must maintain a closing bid price of at least $1.00 for a minimum of 10 consecutive business days.

Because we effected a reverse stock split within the last 12 months to regain compliance with the Bid Price Rule, Nasdaq rules provide that if our Common Stock fails to meet the minimum bid price requirement within one year following that reverse stock split, we would not be eligible for any compliance period under Nasdaq Listing Rule 5810(c)(3)(A). In such event, Nasdaq would issue a Staff Delisting Determination with respect to our Common Stock, which we could appeal to a Nasdaq hearings panel in accordance with applicable Nasdaq rules.

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THE OFFERING

Common Stock offered by us	Shares of Common Stock having an aggregate offering price of up to $9,248,276. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Common Stock outstanding after this offering	58,987,579 shares, assuming sales of 29,833,148 shares of Common Stock in this offering at an offering price of $0.31 per share, which was the last reported sale price of the Common Stock on the Nasdaq Capital Market on March 12, 2026. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At-the-market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading markets for the Common Stock through the Sales Agent, acting as sales agent. See the section titled “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. See the section titled “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of the Common Stock.

Nasdaq Capital Market symbol for Common Stock	“ERNA”

Except as otherwise indicated, the number of shares of Common Stock outstanding immediately after this offering is based on 29,154,431 shares of our Common Stock outstanding as of March 12, 2026, and excludes, in each case as of March 12, 2026:

● 376,474 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $15.81 per share;

● 21,032,301 shares of Common Stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $1.31 per share;

● 383,051 shares of Common Stock issuable upon the exercise of pre-funded warrants outstanding at a weighted average exercise price of $0.075 per share;

● 26,041 shares of Common Stock issuable upon conversion of our Series A Preferred Stock;

● 4,758 shares of Common Stock reserved for future issuance under the 2021 Inducement Stock Incentive Plan; and

● 275,327 shares of Common Stock reserved for future issuance under the Restated 2020 Stock Incentive Plan.

S-5

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our most recent annual report on Form 10-K filed with the SEC, and as incorporated by reference in this prospectus supplement, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus supplement. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.” All of these risk factors are incorporated herein in their entirety. However, the risks incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering and Our Common Stock

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

We currently intend to use the net proceeds from this offering, if any, as described in “Use of Proceeds.” However, our management will have broad discretion over the use of proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Stock to decline, and delay the development of our product candidates.

You will experience immediate and substantial dilution.

If you purchase securities in this offering, you will experience immediate and substantial dilution in the book value of your investment. Dilution is equal to the difference between the purchase price per share and our then-net tangible book value per share. The exercise of outstanding stock options and warrants and the issuance of new stock options or warrants in the future may result in further dilution of your investment.

If you purchase securities in this offering, you may also experience future dilution as a result of future equity offerings.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, under the terms of the asset purchase agreement pursuant to which we acquired assets from Exacis, we agreed to issue to Exacis shares of our Common Stock as contingent consideration. If our market capitalization equals or exceeds $100 million during the three-year period commencing on April 26, 2023 and ending on the three-year anniversary thereof, the number of shares of Common Stock we would issue is determined by a formula specified in the asset purchase agreement. In addition, if our market capitalization equals or exceeds $200 million during the same three-year period, we agreed to issue to Exacis additional shares of our Common Stock determined by a formula specified in the asset purchase agreement.

S-6

We plan to sell shares of the Common Stock in “at-the-market offerings” and investors who buy shares of Common Stock at different times will likely pay different prices.

Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, price, and number of shares sold in this offering. Investors may experience a decline in the value of their shares of Common Stock. The trading price of the Common Stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of the Common Stock, including the factors described above and in the base prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of Common Stock that we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we will have the discretion to deliver a placement notice to the Sales Agent at any time during the term of the Sales Agreement. The number of shares of Common Stock that are sold through the Sales Agent will fluctuate based on a number of factors, including the market price of the Common Stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for the Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of the Common Stock.

Sales of a significant number of shares of Common Stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Sales Agreement with the Sales Agent or otherwise could depress the market price of the Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Common Stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of the Common Stock.

We do not intend to pay cash dividends on our shares of Common Stock so any returns will be limited to the value of our shares.

We have never paid or declared any cash dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Therefore, any return to stockholders will be limited to the increase, if any, of our share price.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market. Nasdaq requires that listed companies satisfy certain continued listing requirements. Listing Rule 5550(a)(2) requires that listed companies maintain a minimum compliance with the Bid Price Rule. Listing Rule 5550(b) requires that listed companies maintain compliance with: (1) the Stockholders’ Equity Rule; (2) the MVLS Rule; or (3) the Net Income Rule.

Our stockholders’ equity at December 31, 2025 was approximately $2.4 million and we do not currently meet the MVLS or Net Income Rule. However, on February 10, 2026, we completed a public offering for the sale of our Common Stock and accompanying warrants for net proceeds of approximately $9.5 million. As a result, as of the date of this prospectus supplement, our stockholders’ equity exceeds $2.5 million, as required under the Stockholders’ Equity Rule.

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Since February 3, 2026, the closing bid price of our Common Stock has been trading below $1.00. Upon the 30th consecutive business day of trading below $1.00, we expect to receive a notice from Nasdaq informing us that we do not meet the Bid Price Rule. To regain compliance, we must maintain a closing bid price of at least $1.00 for a minimum of 10 consecutive business days.

Because we effected a reverse stock split within the last 12 months to regain compliance with the Bid Price Rule, Nasdaq rules provide that if our Common Stock fails to meet the minimum bid price requirement within one year following that reverse stock split, we would not be eligible for any compliance period under Nasdaq Listing Rule 5810(c)(3)(A). In such event, Nasdaq would issue a Staff Delisting Determination with respect to our Common Stock, which we could appeal to a Nasdaq hearings panel in accordance with applicable Nasdaq rules.

If we fail to satisfy any of the Nasdaq continued listing requirements, Nasdaq may take steps to delist our Common Stock. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with Nasdaq continued listing requirements would be successful.

If our Common Stock is ultimately delisted by Nasdaq, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, then we could face significant material adverse consequences, including: a material reduction in the liquidity of our Common Stock and a corresponding material reduction in the trading price of our Common Stock; a more limited market quotations for our securities; a determination that our Common Stock is a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; more limited research coverage by stock analysts; loss of reputation; more difficult and more expensive equity financings in the future; the potential loss of confidence by investors; and fewer business development opportunities.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our Common Stock remains listed on Nasdaq, our Common Stock will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If our securities were no longer listed on Nasdaq and therefore not “covered securities,” we would be subject to regulation in each state in which we offer our securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

USE OF PROCEEDS

We may offer and sell our shares of our Common Stock having an aggregate offering price of up to $9,248,276 from time to time through the Sales Agent. Because there is no minimum offering amount required with respect to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate and working capital purposes. This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering or the amounts we will spend on the uses set forth above.

S-9

DESCRIPTION OF SECURITIES OFFERED

We are offering up to 29,833,148 shares of our Common Stock, assuming sales in this offering at an offering price of $0.31 per share, which was the last reported sale price of the Common Stock on the Nasdaq Capital Market on March 12, 2026. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Common Stock

As of the date of this prospectus supplement, we have authorized 150,000,000 shares of Common Stock, par value $0.005 per share, and 1,000,000 shares of preferred stock, par value $0.005 per share (the “preferred stock”). A total of 156,112 shares of preferred stock have been designated as Series A Convertible Preferred Stock.

The material terms and provisions of our Common Stock and each other class of our securities which qualifies or limits our Common Stock are described in the section titled “Description of Capital Stock” beginning on page 7 of the base prospectus.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Brookline under which we may from time to time issue and sell shares of Common Stock having a maximum aggregate offering price of up to $9,248,276, through Brookline, acting as our sales agent. The sales of Common Stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker. If we and Brookline agree on any method of distribution other than sales of shares of Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of Common Stock under the Sales Agreement, we will provide Brookline with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made and any other limitations mutually agreed upon in connection with such requested sales. Upon receipt of a placement notice, Brookline, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or Brookline may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Common Stock, unless the parties agree otherwise, will occur on the first trading day (or such earlier day as is industry practice for regular-way trading) following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Brookline may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Common Stock sold through Brookline under the Sales Agreement, the net proceeds to us and the compensation paid by us to Brookline in connection with the sales of Common Stock under the Sales Agreement.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. Brookline and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

This prospectus supplement in electronic format may be made available on a website maintained by Brookline, and Brookline may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay Brookline commissions for its services in acting as our sales agent in the sale of Common Stock pursuant to the Sales Agreement. Brookline will be entitled to compensation at a fixed commission rate of 2.75% of the gross proceeds from the sale of Common Stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse Brookline for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $45,000 in connection with the execution of the Sales Agreement and an additional $7,500 in connection with each Representation Date (as defined in the Sales Agreement), as well as other reasonable and documented out-of-pocket expenses incurred by Brookline in connection with the offering.

Assuming the sale of the maximum amount of the Common Stock permitted by regulation to be sold pursuant to the registration statement to which this prospectus supplement relates, we estimate that the total expenses for this offering, excluding compensation payable to Brookline and certain expenses reimbursable to Brookline under the terms of the Sales Agreement, will be approximately $9,248,276. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

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Regulation M

In connection with the sale of Common Stock on our behalf, Brookline will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Brookline will be deemed to be underwriting commissions or discounts.

Brookline will not engage in any market making activities involving the Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Brookline will not engage in any transactions that stabilize the Common Stock.

Indemnification

We have agreed to indemnify Brookline against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, and to contribute to payments that Brookline may be required to make in respect of such liabilities.

Listing

The Common Stock is listed on the Nasdaq Capital Market under the symbol “ERNA.”

Other Relationships

Brookline and/or its affiliates may in the future engage, in transactions with, and may from time to time perform investment banking and advisory services for us in the ordinary course of their business and for which it will receive customary fees and expenses. In addition, in the ordinary course of its business activities, Brookline and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

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LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. McGuireWoods LLP, New York, New York, is counsel to the Sales Agent in connection with this offering.

EXPERTS

The financial statements as of December 31, 2025 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Haskell & White LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements as of December 31, 2024 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus supplement until the offering of the securities is terminated:

●	Our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026;

●	Our current reports on Form 8-K filed with the SEC on February 11, 2026; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on November 18, 2021, and any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address: Ernexa Therapeutics Inc, 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141, (617) 798-6700.

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Ernexa Therapeutics Inc.

Up to $9,248,276 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

Brookline Capital Markets

a division of Arcadia Securities, LLC

__________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various expenses payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee		$6,905
FINRA Filing Fees		$8,000
Printing Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous	$	*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

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As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as our officer, director, employee or agent or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

● indemnification beyond that permitted by the DGCL;

● indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

● indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;

● indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

● indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by our board of directors or required by law;

● indemnification for settlements the director or officer enters into without our consent; or

● indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

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Item 16. Exhibits.

1.1*	Sales Agreement, dated March 13, 2026, by and between the Company and Brookline Capital Markets, a division of Arcadia Securities, LLC

3.1	Composite Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Annual Report on Form 10-K, filed with the SEC on March 13, 2026)

3.2	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to 3.2 to Form 8-K filed on March 26, 2025)

3.3

Certificate of Amendment to the Company’s Restated Certificate of Incorporation, effective March 26, 2025 (Name Change) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on March 26, 2025)

3.4

Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 2, 2025 (Authorized Shares) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on June 2, 2025)

3.5

Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 2, 2025 (Written Consent) (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on June 2, 2025)

3.6	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 10, 2025 (Reverse Stock Split) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on June 12, 2025)

4.1*	Form of Indenture

4.2**	Form of Note

4.3**	Form of Warrant

4.4**	Form of Warrant Agreement

4.5**	Form of Rights Agreement

4.6**	Form of Unit Agreement

5.1*	Opinion of Lucosky Brookman LLP

23.1*	Consent of Haskell & White LLP

23.2*	Consent of Grant Thornton LLP

23.3*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

25.1+	Form T-1 Statement of Eligibility of Trustee

107*	Calculation of Filing Fee Tables

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
+	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 13, 2026.

ERNEXA THERAPEUTICS INC.

By:	/s/ Sanjeev Luther
Sanjeev Luther
President and Chief Executive Officer
(principal executive officer)

Each person whose signature appears below constitutes and appoints Sanjeev Luther, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjeev Luther	President, Chief Executive Officer and Director	March 13, 2026
Sanjeev Luther	(Principal Executive Officer)

/s/ Sandra Gurrola	Senior Vice President, Finance	March 13, 2026
Sandra Gurrola	(Principal Financial and Accounting Officer)

/s/ James Bristol	Director	March 13, 2026
James Bristol

/s/ Peter Cicala	Director	March 13, 2026
Peter Cicala

/s/ Dr. Elena Ratner	Director	March 13, 2026
Dr. Elena Ratner

/s/ William Wexler	Director	March 13, 2026
William Wexler

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